Exhibit 10.13

THIRTEENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND
JOINT ESCROW INSTRUCTIONS

THIS THIRTEENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is entered into as of December 30, 2013 by and among Harvard Square LLC, a Washington limited liability company (“Developed Land Seller”); LDEV, LLC, a Washington limited liability company (“Undeveloped Land Seller”, and together with Developed Land Seller, individually and collectively, “Seller” or “Sellers”); and The Freshwater Group, Inc., an Arizona corporation (“Buyer”).

WHEREAS, Seller and Buyer previously entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions (as amended, the “Purchase and Sale Agreement”) dated as of August 27, 2013 with respect to certain premises commonly known as Harvard Square, located in the City and County of Denver, Colorado, more particularly described on Exhibit A-1 to the Purchase and Sale Agreement, and that certain adjacent undeveloped real property more particularly described on Exhibit A-2 to the Purchase and Sale Agreement, as more particularly described therein.

WHEREAS, Seller and Buyer mutually desire to reaffirm and amend the Purchase Agreement as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          All capitalized terms used and not defined herein shall have the meanings given to them in the Purchase and Sale Agreement.

2.          Closing Date.   The first sentence of Paragraph 6.2 of the Purchase and Sale Agreement is hereby amended and restated in its entirety as follows:

“The consummation of the purchase and sale of the Property (the “Closing”) shall occur on the first business day of a month following the date that is fifteen (15) days after the expiration of the Due Diligence Period or such earlier date as is requested by Buyer; provided, however, that so long as Buyer is using commercially reasonable efforts to procure the “Required Governmental Approvals” (as hereinafter defined), Buyer shall have the right to extend the “Closing Date” (as hereinafter defined) until the date five (5) business days after Buyer has procured all such Required Governmental Approvals, but in no event beyond the date that is ninety (90) days after the expiration of the Due Diligence Period (the “Outside Closing Date”).”

3.          Except as expressly modified hereby, the Purchase and Sale Agreement is hereby ratified and shall remain in full force and effect, enforceable in accordance with its terms.

4.          This Amendment may be executed in multiple counterparts, which taken together shall constitute one and the same instrument, and executed counterparts may be delivered via facsimile or e-mail, the parties agreeing to be bound by such delivery.

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This Thirteenth Amendment has been executed as of the date and year first above written.

SELLER:

HARVARD SQUARE, LLC, a Washington limited liability company

By:	RC Manager, Inc., a Washington corporation and its Manager

By:	/s/ Charles S. Lytle
Name:	Charles S. Lytle
Its:	President

UNDEVELOPED LAND SELLER:

LDEV, LLC, a Washington limited liability company

By: RC Manager, Inc., a Washington corporation and its Manager

By:	/s/ Charles S. Lytle
Name:	Charles S. Lytle
Its:	President

BUYER:

THE FRESHWATER GROUP, INC.,

an Arizona corporation

By:	/s/ Carl Mittendorf
Name:	Carl Mittendorf
Its:	Chief Investment Officer

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